Exhibit 23.2

[LETTERHEAD OF LEVITZACKS]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 3 to the Registration Statement on Form S-1 (Registration No. 333-144199) of our report dated March 17, 2009, relating to the financial statements of Lpath, Inc. for the year ended December 31, 2008, which appears in the Prospectus which is part of this Registration Statement. We also consent to the reference to us under the heading “Interest of Named Experts and Counsel” in such Prospectus.

/s/ LevitZacks

San Diego, California

May 4, 2010